Exhibit 99.12

Lounsberry Holdings I, Inc. and Subsidiary
Introduction to Unaudited Pro Forma Condensed
Consolidated Financial Statements

On January 10, 2006:

(i)
Lounsberry Holdings I, Inc. (the “Company” or “Lounsberry”) acquired all of the issued and outstanding shares of common stock of CNS Acquisition Corp., a Virginia corporation (“Acquisition Company”) for which it issued an aggregate of 382,500 shares of common stock and warrants to purchase 982,500 shares of common stock at an exercise price of $.12 per share.

(ii)
Lounsberry entered into a preferred stock purchase agreement with Barron Partners LP, pursuant to which it agreed to issue 5,416,667 shares of a newly-created series of preferred stock, which are convertible into 10,833,334 shares of common stock, and warrants to purchase 10,000,000 shares at $.20 per share, 10,000,000 shares of common stock at $.25 per share, and 10,000,000 shares at $.30 per share.

(iii)	Lounsberry entered into an agreement to purchase 928,000 shares of common stock from its principal stockholder for $200,000.

(iv)
Lounsberry entered into an agreement and plan of merger with Acquisition Company, Computer Networks & Software, Inc. (“CNS”), and the three stockholders of CNS pursuant to which Acquisition Company was merged with an into CNS, with the result that CNS became a wholly-owned subsidiary of Lounsberry, and (a) Lounsberry issued to the former stockholders of CNS 1,075,000 shares of common stock and warrants to purchase an aggregate of 10,000,000 shares of common stock with an exercise price of $.20 per share, (b) Lounsberry paid to or in accordance with instructions from the former CNS stockholders $250,136.90, (c) CNS agreed to pay the former CNS stockholders an additional $749,863.10 in installments through April 2007 (d) CNS agreed to make contingent payments of up to $1,000,000 based on CNS meeting certain levels of earnings before interest, taxes, depreciation and amortization (e) Lounsberry guaranteed the obligations of CNS to make the $749,863.10 payment and the contingent payments, and

(v)
Lounsberry issued 150,000 shares of common stock to the creditor of an affiliate of its present chief executive officer, paid $125,000 to such creditor and guaranteed the affiliate’s obligation to make a payment of $175,000 on December 31, 2006. The merger was completed on January 11, 2006 and the preferred and common stock and warrants were issued on January 12, 2006. In connection with the transaction, the Company paid a brokerage fee of $60,000, reimbursed the broker for its out-of-pocket expenses of $5,000 and issued to the broker a warrant to purchase 1,343,333 shares of common stock a an exercise price of $.12 per share.

Lounsberry also adopted, subject to stockholder approval, the 2006 Long Term Incentive Plan, pursuant to which Lounsberry may grant options or other equity-based incentives for up to 2,015,000 shares of common stock. Five-year options to purchase 1,077,300 shares at an exercise price of $.12 per share, were granted to Lounsberry’s two officers/directors. These option are subject to stockholder approval of the 2006 plan.

For accounting purposes, the transaction is treated as a reverse merger, whereby CNS becomes the accounting acquirer. The Company was incorporated February 10, 2005, and has done no business to date. There only activity has been formation costs which were funded by a related party. CNS, was incorporated in Virginia in 1987, and provides network and software solutions and professional services including engineering and technical services, software development, international circuit provisioning, and internet management applications, primarily to agencies of the federal government.

The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of Lounsberry and CNS at September 30, 2005.

The unaudited pro forma condensed consolidated statements of operations for the period months ended September 30, 2005 include the operations of Lounsberry from February 10, 2005 (inception) to September 30, 2005, and for CNS include the operations for the nine months ended September 30, 2005. Additionally, the unaudited pro forma condensed consolidated financial statement for the year ended December 31, 2004 reflect the results of CNS as if the proposed combination of the companies had occurred at the beginning of 2004.

The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

The accompanying notes are an integral part of the financial statements.

LOUNSBERRY HOLDINGS I, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005

	LOUNSBERRY	CNS	NOTE	ADJUSTMENTS	PROFORMA

CURRENT ASSETS
Cash and cash equivalents	$—	$—	(a)	$250,000	$160,000
			(b)	(377,500)
			(c)	(197,500)
			(e)	890,000
			(f)	(125,000)
			(g)	(280,000)
Accounts receivable, net	—	1,196,452		—	1,196,452
Unbilled receivables		650,459		—	650,459
Due from related parties		89,633		—	89,633
Prepaid expenses and other current assets	—	139,843		—	139,843

Total Current Assets	—	2,076,387		160,000	2,236,387

Fixed assets, net of depreciation	—	89,542		—	89,542

OTHER ASSETS
Computer software development costs, net	—	75,455		—	75,455
Deposits	—	6,200		—	6,200

Total Other Assets	—	81,655		—	81,655

TOTAL ASSETS	$—	$2,247,584		$160,000	$2,407,584

CURRENT LIABILITIES
Line of credit	$—	$1,151,867	(b)	$(400,000)	$751,867
Bank overdraft	—	145,677		—	145,677
Current portion of notes payable	32,398	83,328	(a)	562,500	678,226
Deferred income taxes	—	82,500		—	82,500
Accounts payable and accrued expenses	—	338,130	(g)	260,000	598,130

Total Current Liabilities	32,398	1,801,502		422,500	2,256,400

LONG-TERM LIABILITIES
Notes payable, net of current portion	—	69,450	(a)	187,500	431,950
			(f)	175,000

Total Long-Term Liabilities	—	69,450		362,500	431,950

TOTAL LIABILITIES	32,398	1,870,952		785,000	2,688,350

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.0001 Par Value, 10,000,000 shares authorized, none, none and 5,416,667 issued and outstanding	—	—	(e)	542	542

Common stock, $.0001 Par Value; 90,000,000, 100, and 30,000,000 shares authorized; 1,020,000, 100, and 1,707,500 shares issued and outstanding	102	5,000	(a)	108	171

			(c)	(92)
			(d)	(5,000)
			(f)	53
Additional paid in capital	—	—	(a)	(500,108)	1,844,662
			(c)	(197,408)
			(d)	(27,500)
			(e)	889,458
			(f)	63,847
			(h)	1,616,373
Retained earnings	—	460,502	(b)	22,500	(2,037,271)
			(f)	(363,900)
			(g)	(540,000)
			(h)	(1,616,373)
Defict accumulated during the development stage	(32,500)	—	(d)	32,500	—
Accumulated other comprehensive loss	—	(88,870)			(88,870)

Total Stockholders' Equity (Deficit)	(32,398)	376,632		(625,000)	(280,766)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$—	$2,247,584		$160,000	$2,407,584

See notes to pro forma condensed consolidated financial statements.

LOUNSBERRY HOLDINGS I, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	LOUNSBERRY	CNS	NOTE	ADJUSTMENTS	PROFORMA

OPERATING REVENUES
Revenues	$—	$5,476,891		$—	$5,476,891

DIRECT COSTS	—	3,539,769		—	3,539,769

GROSS PROFIT (LOSS)	—	1,937,122		—	1,937,122

OPERATING EXPENSES
Selling, general and administrative expenses	32,500	1,951,836	(f)	63,900	4,204,609
			(g)	540,000
			(h)	1,616,373
Total Operating Expenses	32,500	1,951,836		2,220,273	4,204,609

OTHER (EXPENSE)
Interest expense, net	—	(62,109)	(b)	22,500	(39,609)
Total Other (Expense)	—	(62,109)		22,500.00	(39,609)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(32,500)	(76,823)		(2,197,773)	(2,307,096)
Provision for income taxes	—	(17,500)	(i)	—	(17,500)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(32,500)	$(59,323)		$(2,197,773)	$(2,289,596)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$(0.032)	$(593.230)		N/A	$(1.341)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,020,000	100		—	1,707,500

See notes to pro forma condensed consolidated financial statements.

LOUNSBERRY HOLDINGS I, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	LOUNSBERRY	CNS	NOTE	ADJUSTMENTS	PROFORMA

OPERATING REVENUES
Revenues	$—	$6,660,191		$—	$6,660,191

DIRECT COSTS	—	3,673,028		—	3,673,028

GROSS PROFIT (LOSS)	—	2,987,163		—	2,987,163

OPERATING EXPENSES
Selling, general and administrative expenses	—	2,365,989	(f)	63,900	4,766,262
			(g)	720,000
			(h)	1,616,373
Other expenses	—	84,537			84,537
Total Operating Expenses	—	2,450,526		2,400,273	4,850,799

OTHER (EXPENSE)
Interest expense, net	—	(55,128)	(b)	30,000	(25,128)
Total Other (Expense)	—	(55,128)		30,000.00	(25,128)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	—	481,509		(2,370,273)	(1,888,764)
Provision for income taxes	—	(27,000)	(i)	—	(27,000)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	—	$508,509		$(2,370,273)	$(1,861,764)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$—	$5,085.090		N/A	$(1.090)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,020,000	100		—	1,707,500

See notes to pro forma condensed consolidated financial statements.

Lounsberry Holdings I, Inc. and Subsidiary
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at September 30, 2005 and the unaudited pro forma condensed consolidated statements of operations for the period ended September 30, 2005 and the year ended December 31, 2004 to reflect the proposed combination of Lounsberry and CNS.

(a)
To record the acquisition of CNS for approximately $250,000 in cash, approximately $750,000 in installments due through April 2007 ($562,500 as current liabilities and $187,500 in long)term liabilities) and 1,075,000 shares of common stock valued at $.20 per share and warrants to purchase 10,000,000 shares of common stock at $.20 per share. The interest rate on the installments are imputed.

(b)
To reflect the payment of approximately $400,000 of the existing line of credit, net of interest of $22,500 for the nine months ended September 30, 2005 ($30,000 for the year ended December 31, 2004). This is reflected in the proforma as a reduction of the line of credit for $400,000, a reduction of interest expense of $22,500 for the nine months ended September 30, 2005 ($30,000 for the year ended December 31, 2004) with the offset as a reduction of cash of $377,500 (comprising payment of line of credit $400,000 less the reduction in interest payments of $22,500);

(c)
To reflect the issuance of 8,000 shares of stock of Lounsberry in a private placement for $2,500 and the subsequent purchase and cancellation of 928,000 shares of common stock by Lounsberry for $200,000 to a stockholder of the Company;

(d)	To reflect reverse merger on CNS equity;

(e)
To reflect issuance of 5,416,667 shares of series A preferred stock and warrants to purchase an aggregate of 30,000,000 shares of common stock at an average exercise price of $.25 per share, for a purchase price of $1,300,000, net of $410,000 in closing costs and $200,000 paid to a stockholder of the Company to purchase its shares (see (c) above). The $890,000 reflects the gross proceeds from the sale of the series A preferred stock and the warrants, net of the $410,000 closing costs.

(f)
To reflect issuance of (i) 382,500 shares of stock to former CNS Acquisition stockholders and warrants to purchase 982,500 shares of common stock in exchange for their stock in CNS Acquisition and (ii) 150,000 shares of common stock to Cornell Capital Partners, LP. The common stock was valued at $.12 per share, for a total of $63,900, and the warrants were valued at $378,448 and in included in (h) with the other compensatory and non-compensatory warrants and options. In addition, Cornell was paid $125,000 at closing with another $175,000 due December 31, 2006.

(g)
To reflect operational expenses of CNS Acquisition/Lounsberry post-merger estimated to be $60,000 per month which includes management salaries, legal and audit fees. In the proforma for the nine months ended September 30, 2005, it was assumed that of the $540,000 in total expenses $280,000 was paid for in cash with the remaining $260,000 reflected as accrued expenses;

(h)
To reflect compensatory expense of the issuance of options and warrants to the Company’s stockholders, in accordance with various agreements per FASB 123R. The warrants were valued utilizing Black-Scholes with:

•	Stock price -- $.12 per share

•	Strike price -- $.12 - $.20 per share

•	Expected Life of Warrant -- 5 yrs.

•	Annualized Volatility -- 50%

•	Discount Rate -- 2.50%

•	Annual Rate of Quarterly Dividends -- None

•	Call Option Value -- $.0378 - $.0552

Additionally, the warrants issued to the investors were recognized in accordance with EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” The warrants (30,000,000) were issued with conversion prices between $.20 and $.30, with a fair value of $.12. These warrants were considered “out-of-the-money” at the commitment date. The Company has valued these as paid in capital with a value of $1,114,584.

(i)	To reflect income tax effect.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

	Period Ended	Year Ended
	September 30, 2005	December 31, 2004
Lounsberry’s weighted average shares outstanding
Before merger	1,020,000	100,000
Shares issued in transaction
CNS stockholders	1,075,000	1,075,000
CNS Acq stockholders/Cornell	532,500	532,500
Cancellation of shares	(920,000)	(0)
After merger	1,707,500	1,707,500